UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2019

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54318 (Commission File Number)	98-0573252 (IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. [check this box]
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2019, OncoSec Medical Incorporated (the “Company”) entered into an (a) amendment, dated November 26, 2019 to the Stock Purchase Agreement and the Stockholder Agreement, each between the Company and Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP), dated as of October 10, 2019 (the “CGP Amendment”) and (b) amendment, dated November 26, 2019, to the Stock Purchase Agreement between the Company and Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), dated as of October 10, 2019 (the “Sirtex Amendment” and, collectively with the CGP Amendment, the “Amendments”). The Amendments provide for, among other things, the removal of proposals from the Company’s current preliminary proxy statement for an increase in the number of the Company’s authorized outstanding shares of common stock as well as the corporate opportunity waiver. The Company’s board of directors passed resolutions to approve the corporate opportunity waiver pursuant to NRS 78.070(8).

The above description of the Amendments is a summary of certain terms and is qualified in its entirety by the full text of the Amendments which are being filed with this Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amendment Agreement, dated as of November 26, 2019, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.

10.2	Amendment Agreement, dated as of November 26, 2019, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: November 26, 2019	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President